EXHIBIT 99.1

INTL FCStone Inc. Board of Directors Authorizes 1 Million Share Stock Repurchase Program

New York, NY – August 12, 2011 – INTL FCStone Inc. (the ‘Company’; NASDAQ: INTL) announced today that its Board of Directors has authorized the repurchase of up to 1 million shares of its outstanding common stock from time to time in open market purchases and private transactions as permitted by securities laws and other legal and regulatory requirements and subject to factors such as market price, the Company's operating results and available cash, general economic and market conditions, and other considerations the Company deems prudent.
Sean O’Connor, CEO of INTL FCStone Inc. stated, “The Board's decision to authorize the repurchase of our shares underscores our confidence in INTL FCStone's financial strength and our ability to enhance long-term shareholder value. Management will exercise its authority to repurchase shares, however, only as and when it deems appropriate.”

About INTL FCStone Inc.
INTL FCStone Inc. (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 10,000 commercial customers in more than 100 countries through a network of offices in twelve countries around the world.
Further information on INTL is available at www.intlfcstone.com.
Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.
INTL FCStone Inc.
Investor inquiries:
Bill Dunaway, CFO
1-866-522-7188
bill.dunaway@intlfcstone.com